UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CARBYLAN THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CARBYLAN THERAPEUTICS, INC.

3181 Porter Drive

Palo Alto, California 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2016

To the Stockholders of Carbylan Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Carbylan Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on June 14, 2016, at 9:30 a.m. local time, at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025 for the following purposes:

1.	To elect three directors to hold office until the 2019 annual meeting of stockholders or until their successors are elected;

2.	To ratify the selection, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016;

3.	To approve a series of alternate amendments to the Company’s amended and restated certificate of incorporation, to effect, at the discretion of the Company’s Board of Directors, a reverse stock split of the Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of common stock; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 22, 2016 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement; and FOR the approval of the series of alternate amendments to our amended and restated certificate of incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of the Company’s common stock, as described in Proposal No. 3 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR 2015 ANNUAL REPORT ON FORM 10-K, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

David M. Renzi President and Chief Executive Officer

Palo Alto, California

April      , 2016

CARBYLAN THERAPEUTICS, INC.

3181 Porter Drive

Palo Alto, California 94304

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

JUNE 14, 2016

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Carbylan Therapeutics, Inc. (referred to herein as the “Company”, “Carbylan”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 14, 2016, at 9:30 a.m. local time, at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our 2016 Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 22, 2016 (the “Record Date”) for the first time on or about April      , 2016. The Notice of Internet Availability will contain instructions on how to access and review the 2016 Annual Meeting materials, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Financials” section of our website at http://investor.carbylan.com/.

The only outstanding voting securities of Carbylan are shares of common stock, $0.001 par value per share (the “common stock”), of which there were              shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board of Directors (the “Board”) of Carbylan Therapeutics, Inc. is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card were first made available for access by our stockholders on or about April     , 2016 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 22, 2016, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were              shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on three (3) proposals:

•	Proposal 1—the election of three Class I directors to hold office until our 2019 annual meeting of stockholders;

•	Proposal 2—the ratification of the selection, by the audit committee of our Board, of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

•	Proposal 3—the approval of a series of alternate amendments to the Company’s amended and restated certificate of incorporation, to effect, at the discretion of our Board, a reverse stock split of the

Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of common stock.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.

•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

•	For Proposal 3, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.

•	To vote by telephone, you may vote by proxy by calling the toll free number found on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Who counts the votes?

American Stock Transfer & Trust Company, LLC (“AST”), has been engaged as our independent agent to tabulate stockholder votes, and a representative of AST will be appointed to act as Inspector of Election. If you are a stockholder of record, your executed Proxy Card is returned directly to AST for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to AST on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” and, with respect to Proposals 2 and 3, “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the Inspector of Election will count the number of “Withheld” votes received for the nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) and the approval of the series of alternate amendments to our amended and restated certificate of incorporation to effect, at the discretion of our Board, a reverse stock split of our common stock (Proposal 3) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1 and Proposal 3.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the three nominees receiving the highest number of “For” votes will be elected. “Withhold” votes and broker non-votes will have no effect on the election of the nominees.

With respect to Proposal 2, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.

With respect to Proposal 3, the affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval (meaning that of the outstanding shares of common stock, a majority of them must be voted “For” the proposal for it to be approved). Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal. This is a non-routine proposal and therefore we do expect that there to be broker non-votes.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and “For” the approval of the series of alternate amendments to our amended and restated certificate of incorporation to effect, at the discretion of our Board, a reverse stock split of the Company’s common stock, as described above in Proposal 3. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 3181 Porter Drive, Palo Alto, California 94304.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December      , 2016, to our Corporate Secretary at 3181 Porter Drive, Palo Alto, California 94304; provided that if the date of the annual meeting is more than 30 days from June 14, 2017, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to our bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between close of business on February 14, 2017 and close of business on March 16, 2017; provided that if the date of that annual meeting is more than 30 days before or after June 14, 2017, you must give notice on or before 10 days after the day on which the date of the annual meeting is first disclosed in a public announcement. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were              shares outstanding and entitled to vote. Accordingly,              shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Directions to Annual Meeting

Directions to our Annual Meeting, to be held at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025 are available at: http://investor.carbylan.com

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”), is divided into three classes. Each class consists of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies shall be filled by the stockholders, and except as otherwise provided by law, vacancies (including vacancies created by increases in the number of directors) on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of nine seated directors, divided into the three following classes:

•	Class I directors: Albert Cha, M.D., Ph.D., Guy P. Nohra and David J. Saul, whose current terms will expire at the Annual Meeting;

•	Class II directors: Steven L. Basta, David M. Clapper and Reza Zadno, Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2017; and

•	Class III directors: Keith A. Katkin, David M. Renzi and Edward W. Unkart, whose current terms will expire at the annual meeting of stockholders to be held in 2018.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders and until their successors are duly elected and qualified.

Dr. Cha and Messrs. Nohra and Saul have been nominated to serve as Class I directors and have each elected to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for the Class I nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the Annual Meeting
Albert Cha, M.D., Ph.D.(2)	44	Director	2007
Guy P. Nohra(2)	56	Director	2005
David J. Saul(3)	51	Director	2016
Class II Directors whose terms expire at the 2017 Annual Meeting of Stockholders
Steven L. Basta(1)(3)	50	Director	2009
David M. Clapper	64	Director	2014
Reza Zadno, Ph.D.(1)	61	Director	2013
Class III Directors whose terms expire at the 2018 Annual Meeting of Stockholders
Keith A. Katkin(2)(3)	44	Director	2014
David M. Renzi	58	President, Chief Executive Officer and Director	2013
Edward W. Unkart(1)	66	Director	2014

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2019 Annual Meeting of Stockholders

Albert Cha, M.D., Ph.D. has served as a member of our Board since November 2007. In September 2000, Dr. Cha joined Vivo Capital, a healthcare investment firm, where he has served in various positions, most recently as a managing partner. Dr. Cha currently serves as a member of the boards of directors of several privately-held biotechnology and medical device companies. Dr. Cha received a B.S. and an M.S. from Stanford University and an M.D. and a Ph.D. from the University of California at Los Angeles. We believe Dr. Cha is qualified to serve on our Board because of his medical background, venture capital experience and significant experience serving as a director of other life sciences companies.

Guy P. Nohra has served as a member of our Board since December 2005. In March 1996, Mr. Nohra co-founded Alta Partners, a life sciences venture capital firm, and he has since been involved in the funding and development of numerous medical technology and life sciences companies. Mr. Nohra currently serves as a member of the boards of directors of several privately-held life sciences companies. Mr. Nohra received a B.A. in History from Stanford University and an M.B.A. from the University of Chicago. We believe Mr. Nohra is qualified to serve on our Board because of his extensive experience in the life sciences industry, his investment and development experience, and his service as a director of other life sciences companies.

David J. Saul has served as a member of our Board since February 2016. From January 2008 through January 2016, Mr. Saul was a partner with the law firm Ropes & Gray, where he specialized in the general corporate, corporate governance and securities law representation of public and private companies, underwriters and investors, including, from 2013 through January 2016, Carbylan Therapeutics. Mr. Saul is a 1991 graduate of the Law School at the University of Chicago, where he earned a J.D. and a 1987 graduate of the University of California, Berkeley, where he earned a B.A. with high honors in Political Science. We believe Mr. Saul is qualified to serve on our Board because of his extensive experience as a corporate lawyer counseling clients on a broad range of corporate governance, regulatory compliance and other issues that affect public companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES

Directors Continuing in Office Until the 2017 Annual Meeting of Stockholders

Steven L. Basta has served as a member of our Board since September 2009. Since September 2015, Mr. Basta has served as chief executive officer of Tigercat Pharma Inc., a privately-held biopharmaceutical company. From October 2011 to September 2015, Mr. Basta served as chief executive officer of AlterG, a privately-held medical device company. From November 2002 to February 2010, Mr. Basta served as chief executive officer of BioForm Medical, a medical aesthetics company, and from February 2010 to September 2011 served as chief executive officer of Merz Aesthetics, the successor to BioForm Medical. Mr. Basta received a B.A. from The Johns Hopkins University and a Master of Management degree from the Kellogg Graduate School of Management at Northwestern University. We believe Mr. Basta is qualified to serve on our Board because of his extensive experience in leadership and management roles at various life sciences companies.

David M. Clapper has served as a member of our Board since December 2014. Since May 2011, Mr. Clapper has served as the chief executive officer of Minerva Surgical, a medical device company. Mr. Clapper previously served as the president and chief executive officer of SurgRx, a privately held medical device manufacturer, from January 2005 to December 2008, when it was sold to Ethicon Endo-Surgery, a Johnson & Johnson Company. From November 1999 to March 2004, Mr. Clapper served as the president and chief executive officer of Novacept, a medical device company that was acquired by Cytyc, a medical device company. Mr. Clapper currently serves as a member of the boards of directors of SVB Financial Group and several privately held medical device and life sciences companies. Mr. Clapper received a B.A. in Marketing from Bowling Green State University. We believe Mr. Clapper is qualified to serve on our Board because of his extensive experience serving as a director of other life sciences companies, as well as his extensive experience leading life science companies at a similar stage of development to our own.

Reza Zadno, Ph.D. has served as a member of our Board since March 2013. Since January 2015, Dr. Zadno has served as an executive in residence at InterWest Partners, a venture capital firm, where he served as a venture partner from January 2012 to December 2014. Since January 2015, he has also served as an innovation advisor to Novartis Fund, a corporate life science venture fund. From January 2011 to January 2012, Dr. Zadno served as a venture partner at New Leaf Venture Partners, a venture capital firm. From March 2001 to September 2009, Dr. Zadno was founder, president, and chief executive officer of Visiogen, a medical device company, which was acquired by Abbott-Medical Optics, a medical supply company, in 2009, at which time Dr. Zadno served as its general manager until January 2011. Dr. Zadno currently serves as a member of the board of directors of Invuity, Inc., a publicly traded medical technology company, where he serves on the audit and nominating and corporate governance committees, and also serves as a member of the boards of directors of several privately-held life sciences companies. Dr. Zadno received a Ph.D. (Docteur-Ingenieur) from Ecole des Mines de Paris. We believe Dr. Zadno is qualified to serve on our Board because of his medical background, venture capital experience and his leadership and management experience.

Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

Keith A. Katkin has served as a member of our Board since December 2014. In July 2005, Mr. Katkin joined Avanir Pharmaceuticals, serving as senior vice president of Sales and Marketing and a member of Avanir’s executive management team until March 2007, and then as Avanir’s president and chief executive officer until January 2016. From 2003 to 2005, Mr. Katkin served as Vice President of Commercial Development for Peninsula Pharmaceuticals, a pharmaceutical company, playing a key role in the 2005 sale of the company to Johnson & Johnson. Mr. Katkin is currently a member of the board of directors of Rigel Pharmaceuticals, a publicly traded pharmaceutical company, where he is a member of the compensation committee, and also serves on the boards of directors of several privately-held pharmaceutical companies. Mr. Katkin received a B.S. in Business and Accounting from Indiana University and an M.B.A. in Finance from the Anderson School of management at UCLA. Mr. Katkin became a licensed Certified Public Accountant in 1995. We believe Mr. Katkin is qualified to serve on our Board because of his substantial operational leadership experience in the pharmaceutical industry.

David M. Renzi has served as our president and chief executive officer and as a member of our Board since June 2013. From May 2009 to December 2012, Mr. Renzi served as president and chief executive officer of Neomend, a privately-held company that developed and commercialized sprayable surgical sealants and anti-adhesion products, which was acquired by C.R. Bard in December 2012. From January 2005 to December 2008, Mr. Renzi served as the vice president of sales and marketing and the chief commercial officer of SurgRx, a medical device company acquired by the Ethicon Endo-Surgery division of Johnson & Johnson, a medical company, in October 2008. From June 2000 to December 2004, Mr. Renzi served as vice president of sales and marketing and chief marketing officer at Cytyc Surgical Products (formerly Novacept), a medical device company. From 1983 to 1997, Mr. Renzi held various sales and marketing positions at Ethicon Endo-Surgery, a medical company. Mr. Renzi received his B.S. in marketing from Indiana University. We believe Mr. Renzi is qualified to serve on our Board of directors because, as our chief executive officer, Mr. Renzi manages and oversees all facets of our operations and also because Mr. Renzi has experience serving as an officer and member of the board of directors of other companies.

Edward W. Unkart has served as a member of our Board since December 2014. From August 2006 to August 2009, Mr. Unkart served as a member of the board of directors of XTENT, a publicly traded manufacturer of drug-eluting stent systems, where he was the chair of the company’s audit committee and a member of the nominating and governance committee. From October 2004 to June 2009, Mr. Unkart served as a member of the board of directors of VNUS Medical Technologies, a publicly traded medical device company, where he was the chair of the company’s audit committee and a member of the compensation committee. From January 2005 to December 2008, Mr. Unkart served as vice president of finance and administration and chief financial officer of SurgRx, a manufacturer of medical devices. Mr. Unkart also currently serves on the board of directors of a privately held medical device company. Mr. Unkart is a Certified Public Accountant and holds a B.S. and an M.B.A. from Stanford University. We believe Mr. Unkart is qualified to serve on our Board of directors because of his finance and accounting expertise and education and his experience gained through his board and officer positions at other life sciences companies.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016, and is seeking ratification of such selection by our stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since the fiscal year ended December 31, 2012. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees for services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2015 and 2014. The audit committee approved all of the fees described below incurred since our initial public offering in April 2015.

	Year Ended December 31,
	2015	2014
Audit Fees(1)	$480,500	$896,000
Tax Fees	—	—
Audit-Related Fees	—	—
All Other Fees	—	—

Total Fees	$480,500	$896,000

(1)	Audit Fees of PricewaterhouseCoopers LLP for 2015 and 2014 were for professional services rendered for the audits of our financial statements, review of our quarterly financial statements, and services normally provided by the independent registered accounting firm in connection with statutory and regulatory filings. Audit Fees for 2014 also included services associated with our initial public offering, which was completed in April 2015.

Pre-Approval Policies and Procedures

The audit committee or a delegate of the audit committee pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and is available at http://investor.carbylan.com/.

The audit committee approved all of the audit, audit-related, tax and other services provided by PricewaterhouseCoopers LLP since our initial public offering in April 2015 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Carbylan under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at http://investor.carbylan.com/. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Carbylan’s audited financial statements as of and for the year ended December 31, 2015.

The audit committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards 61, as amended, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the audit committee discussed with PricewaterhouseCoopers LLP their independence, and received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with PricewaterhouseCoopers LLP, with and without management present, the scope and results of PricewaterhouseCoopers LLP’s audit of such financial statements.

Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. The audit committee also has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and is seeking ratification of such selection by the stockholders.

Audit Committee

Edward W. Unkart, Chairman

Steven L. Basta

Reza Zadno, Ph.D.

PROPOSAL 3:

AMENDMENTS TO OUR AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Background

The Board has approved a series of proposed amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), that would effect a reverse stock split of the Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of the Company’s common stock. We refer to each of the alternative amendments in this Proxy Statement as a “Reverse Stock Split.”

The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by the Board following the Annual Meeting and prior to the 2017 Annual Meeting. The Board has declared these proposed amendments to be advisable and has recommended that these proposed amendments be presented to the Company’s stockholders for approval.

Upon receiving stockholder approval of the proposed amendments, the Board will have the sole discretion, until the 2017 Annual Meeting, to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares—4, 5, 6, 7, 8, 9 or 10—of common stock which will be combined into one share of common stock. The Board believes that stockholder approval of these seven selected reverse split ratios (as opposed to approval of a single reverse split ratio) provides the Board with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders.

If the Board determines to effect one of the alternative Reverse Stock Splits by filing the applicable amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), the Certificate of Incorporation would be amended accordingly, and all other amendments will be abandoned. Approval of the Reverse Stock Splits will authorize the Board in its discretion to effectuate a Reverse Stock Split in any of the ratios described above, or not to effect any of the Reverse Stock Splits. The text of the form of amendments to the Certificate of Incorporation, one of which would be filed with the Delaware Secretary of State to effect the Reverse Stock Split, are set forth in Appendix A to this Proxy Statement. However, such text is subject to amendment to include such changes as may be required by the office of the Delaware Secretary of State or as the Board deems necessary and advisable to effect the Reverse Stock Split.

If the Board elects to effect a Reverse Stock Split following stockholder approval, for Reverse Stock Splits in the range of 1-for-4 to 1-for-10, the number of issued and outstanding shares of common stock would be reduced in accordance with a reverse split ratio selected by the Board from among those set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The par value of the common stock would remain unchanged at $0.001 per share. The Reverse Stock Splits would not change the number of authorized shares of common stock. There are currently no specific plans, arrangements, agreements or understandings for the issuance of the additional authorized but unissued and unreserved shares of common stock that would be created by the Reverse Stock Split.

Reasons for the Reverse Stock Split

Although the proposed Reverse Stock Split will not have the effect of increasing the Company’s equity market capitalization, we believe that implementing one of the alternative Reverse Stock Splits will provide benefits to the Company and our existing stockholders in a number of ways, including:

1. Maintain our listing on The NASDAQ Global Market. Our common stock is traded on The NASDAQ Global Market. In March 2016, we were notified by the Listing Qualifications Department (the “Staff”) of the NASDAQ Stock Market that, for the last 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(a)(1) (the “Rule”). In order to regain compliance with the Rule, the bid price per share for our common stock must close at $1.00 or more for a minimum of 10 consecutive business days during the 180-day compliance period set forth in NASDAQ Listing Rule 5810(c)(3)(A), which will end on September 12, 2016. In the event we do not regain compliance with the Rule by September 12, 2016, we may be eligible for an additional 180-day compliance period, provided it meets the continued listing requirement for market value of publicly held shares and all other standards for initial listing on The NASDAQ Global Market (except the bid price requirement), and provides written notice to the Staff of its intention to cure the minimum bid price deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company fails to regain compliance with the Rule after the second compliance period, our common stock will be subject to delisting by NASDAQ.

The Board has considered the potential harm to the Company and its stockholders should NASDAQ delist our common stock from The NASDAQ Global Market. Delisting could adversely affect the liquidity of our common stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less liquid and efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that a reverse stock split is a potentially effective means for us to regain compliance with the Rule and to avoid the adverse consequences of our common stock being delisted from The NASDAQ Global Market by producing the immediate effect of increasing the bid price for our common stock.

2. Stock Price Volatility. We have been advised by our financial advisors that a higher stock price may increase the acceptability of our common stock to investors who may not find shares of our common stock attractive at the current market price due to the trading volatility often associated with stocks below certain prices.

3. Transaction Costs. Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

4. Stock Price Requirements. We understand that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

Board Discretion to Implement or Abandon Reverse Stock Split

If the alternative Reverse Stock Splits are approved by the Company’s stockholders at the Annual Meeting, the actual Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board that one of the Reverse Stock Splits is, at that time, in the best interests of the Company and its stockholders. Such determination will be based upon many factors, including the trading price of our common stock relative to the NASDAQ minimum listing requirements, as well as those other factors described in the following paragraph. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits. If the Board decides not to implement any of the Reverse Stock Splits before the 2017 Annual Meeting of Stockholders, further stockholder approval would be required prior to implementing any reverse stock split.

Criteria to Be Used for Decision to Effect a Reverse Stock Split

If the stockholders approve the Reverse Stock Splits, the Board will be authorized to proceed with any of the alternative Reverse Stock Splits that it selects in its sole discretion. In determining whether to proceed with a Reverse Stock Split, the Board expects to consider a number of factors, including market conditions, existing and expected trading prices of our common stock, The NASDAQ Global Market listing requirements, our additional funding requirements, and the amount of our authorized but unissued common stock. The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Effects of the Reverse Stock Split

After any of the Reverse Stock Splits, each stockholder will own a reduced number of shares of common stock. This would affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership in the Company, except to the extent that the Reverse Stock Split results in a stockholder owning a fractional share as described below. The number of stockholders of record would not be affected by the Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split.

Proportionate voting rights and other rights of the holders of common stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 5% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold 5% of the voting power of the outstanding shares of common stock after the Reverse Stock Split.

Our Certificate of Incorporation presently authorizes 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Reverse Stock Splits would not change the number of authorized shares of common stock or preferred stock. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance by us in the future would increase. These additional shares would be available for issuance from time to time for corporate purposes such as issuances of common stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible debt, warrants or options convertible into or exercisable for common stock. We believe that the availability of the additional shares will provide us with flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially. There are currently no specific plans, arrangements, agreements or understandings for the issuance of the additional authorized but unissued and unreserved shares of common stock that would be created by the Reverse Stock Split.

The increase in the number of shares of authorized but unissued and unreserved common stock will have an ‘anti-takeover effect’ by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Certificate of Incorporation or our amended and restated bylaws. The increased number of available authorized but unissued shares as a result of the Reverse Stock Split would give the Company’s management more flexibility to resist or impede a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders. Any such anti-takeover effect of a reverse stock split would be in addition to existing anti-takeover provisions of the Certificate of Incorporation and our amended and restated bylaws.

The Reverse Stock Split would reduce the number of shares of common stock available for issuance under the Company’s 2015 Equity Incentive Plan in proportion to the reverse split ratio of the Reverse Stock Split. On March 31, 2016 the number of shares of common stock authorized for issuance but unissued under the 2015 Equity Incentive Plan was 1,099,007.

The Company also has 2,360,079 shares of common stock subject to outstanding stock awards as of March 31, 2016. Under the terms of the various instruments governing the Company’s outstanding stock awards, the Reverse Stock Split will effect a reduction in the number of shares of common stock issuable upon the exercise of such stock awards in proportion to the reverse split ratio of the Reverse Stock Split. The Reverse Stock Split will effect a proportionate increase in the exercise price of the Company’s outstanding stock options. In connection with the Reverse Stock Split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock awards will be rounded down to the nearest whole share and the exercise prices will be rounded up to the nearest cent, and no cash payment will be made in respect of such rounding.

The following tables contains approximate information relating to the common stock under each of the proposed amendments based on share information as of March 31, 2016:

	Pre-Reverse Split	4:1	5:1	6:1	7:1	8:1	9:1	10:1
Authorized	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Outstanding	26,332,494	6,583,123	5,266498	4,388,749	3,761,784	3,291,561	2,925,832	2,633,249
Reserved for future issuance pursuant to employee benefit plans	1,099,007	274,751	219,801	183,167	157,001	137,375	122,111	109,900
Reserved for future issuance pursuant to outstanding options	2,360,079	590,019	472,015	393,346	337,154	295,009	262,231	236,007
Authorized but unissued and unreserved	72,208,420	92,552,107	94,041,686	95,034,738	95,744,061	96,276,055	96,689,826	97,020,844

No fractional shares of common stock will be issued in connection with the proposed Reverse Stock Split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

The common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the common stock under the Exchange Act. After the Reverse Stock Split, the common stock would continue to be reported on The NASDAQ Global Market under the symbol “CBYL”.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

The effect of the Reverse Stock Split upon the market prices for the common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of our common stock after the Reverse Stock Split will be four, five, six, seven, eight, nine or ten times, as applicable, the price per share of our common stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of the common stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results which have been outlined above. In particular, we cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of regaining and maintaining compliance with the NASDAQ Listing Rules. Moreover, because some investors may view a Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Splits will not adversely impact the market price of the common stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long term investors or that the liquidity of our common stock will increase since there would be a reduced number of shares outstanding after the Reverse Stock Split.

Effective Date

If the proposed Reverse Stock Splits are approved at the Annual Meeting and the Board elects to proceed with the Reverse Stock Split in one of the approved ratios, the Reverse Stock Split would become effective as of 5:00 p.m., Eastern time, on the date of the filing (the “Effective Time”) of the applicable certificate of amendment to the Certificate of Incorporation with the office of the Delaware Secretary of State. Except as explained below with respect to fractional shares, at the Effective Time, all shares of common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of common stock in accordance with the Reverse Stock Split ratio determined by the Board among the choices set forth in this Proposal 3. If the Board decides not to implement any of the Reverse Stock Splits before the 2017 Annual Meeting of Stockholders, further stockholder approval would be required prior to implementing any reverse stock split.

Exchange of Stock Certificates

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. American Stock Transfer & Trust Company, LLC, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected Reverse Stock Split ratio. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, the Company shall pay cash equal to such fraction multiplied by the closing sales price of the common stock as reported on The NASDAQ Global Market on the last trading day immediately preceding the Effective Time. As of April 22, 2016, there were approximately              stockholders of record of our common stock. Upon stockholder approval of this proposal, if the Board elects to implement the Reverse Stock Split, the Company does not expect that cashing out fractional stockholders would significantly reduce the number of stockholders of record.

The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the certificate of amendment, even if the Reverse Stock Split has been authorized by our stockholders. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the Board to determine not to proceed with, and to abandon, the Reverse Stock Split if it should so decide.

No Appraisal Rights

Under the DGCL, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain Material U.S. Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the proposed reverse stock split to holders of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the proposed reverse stock split.

This discussion is limited to holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to special rules or to holders that are partnerships for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the proposed reverse stock split.

Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock who is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The proposed reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of fractional shares, no gain or loss will be recognized upon the proposed reverse stock split. Accordingly, the aggregate tax basis of the U.S. holder in the new shares should equal the U.S. holder’s aggregate tax basis in its old shares of common stock (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the new shares should include the holding period for the old shares.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the proposed reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in the old shares that is allocated to such fractional share of our common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the old shares for more than one year as of the effective date of the proposed reverse stock split. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes). Generally, a non-U.S. holder will not recognize any gain or loss upon the proposed reverse stock split. In particular, any gain or loss realized with respect to cash received in lieu of a fractional share generally will not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the proposed reverse stock split and certain other conditions are met, or (c) our common stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation for U.S. federal income tax purposes.

Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. With respect to clause (c) above, we believe we are not currently and do not anticipate becoming a U.S. real property holding corporation. If we are or have been a U.S. real property holding corporation, any gain realized with respect to cash received in lieu of a fractional share may be treated as effectively connected with the conduct a trade or business in the United States subject to U.S. federal income tax and the cash proceeds may also be subject to a 10% withholding tax.

Information Reporting and Backup Withholding

Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and “backup withholding.” To avoid backup withholding, each holder of our shares of common stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE SERIES OF ALTERNATE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT THE BOARD’S DISCRETION AS DESCRIBED ABOVE IN THIS PROPOSAL 3.

CORPORATE GOVERNANCE

Code of Conduct and Ethics

We have adopted a code of conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of conduct and ethics is available on our website at http://investor.carbylan.com/. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is attached as Exhibit A to our nominating and corporate governance committee charter, which is available on our website at http://investor.carbylan.com/.

Independence of the Board of Directors

Under the rules and regulations of The NASDAQ Global Market (“NASDAQ”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Mr. Renzi, qualify as “independent” directors in accordance with NASDAQ listing requirements. Mr. Renzi is not considered independent because he is an employee of Carbylan. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under NASDAQ rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. As described more fully below, all of the committees of our Board are comprised entirely of directors determined by the Board to meet the independence standards applicable to those committees prescribed by NASDAQ, the SEC and the Internal Revenue Service.

Leadership Structure of the Board

Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the

Company. At the current time, we do not have a Chairman of the Board. Our Board believes that oversight of the Company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without a chairman. Our Chief Executive Officer, Mr. Renzi, facilitates communications between members of our Board and works with our senior management in the preparation of the agenda for each board meeting. All of our directors are encouraged to make suggestions for the Board’s agenda items or pre-meeting materials.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and reviews and reports to the audit committee on any related person transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates; and

•	annually reviews the audit committee charter and the committee’s performance.

The current members of our audit committee are Steven L. Basta, Edward W. Unkart and Reza Zadno. Mr. Unkart serves as the chairperson of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Unkart is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of Messrs. Basta and Unkart and Dr. Zadno are independent under the applicable rules of NASDAQ and the SEC. Our audit committee has been established in accordance with the rules and regulations of the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available to security holders on the Company’s website at http://investor.carbylan.com/.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and recommends to our Board corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers, other than the Chief Executive Officer, based on such evaluations. Our Board retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer, unless such authority has been delegated to the compensation committee. Our executive officers submit proposals to the compensation committee regarding our executive and director compensation, which the compensation committee may recommend to our Board. The compensation committee also recommends to our Board the issuance of stock options and other awards under our stock plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The compensation committee is entitled to delegate any or all of its responsibilities to a subcommittee to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, Section 162(m) of the Internal Revenue Code of 1986, as amended, applicable laws, regulations and NASDAQ rules. The current members of our compensation committee are Albert Cha, Keith A. Katkin and Guy P. Nohra. Dr. Cha serves as the chairman of the committee. Each of the members of our compensation committee is independent under the applicable NASDAQ rules and regulations and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended.

Our compensation committee has retained Compensia, Inc., or Compensia, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia reports directly to the compensation committee and does not provide any non-compensation related services to the Company. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Compensia addressed each of the six independence factors established by the SEC with the compensation committee. Its responses affirmed the independence of Compensia on executive compensation matters. Based on this assessment, the compensation committee determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns. In addition, the compensation committee evaluated the independence of its other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the compensation committee charter is available to security holders on the Company’s website at http://investor.carbylan.com/.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. The current members of our nominating and corporate governance committee are David J. Saul, Steven L. Basta and Keith A. Katkin. Mr. Saul serves as the chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of NASDAQ relating to nominating and corporate governance committee independence. Following the Annual Meeting, we will continue to comply with NASDAQ’s rules regarding independent director oversight of director nominations under either NASDAQ Rule 5605(e)(1)(A) or 5605(e)(1)(B). The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://investor.carbylan.com/.

Our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following: diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience in the industries in which we compete and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of business and career experience relevant to the success of the Company; and practical and mature business judgment. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee will consider director candidates recommended for nomination by stockholders during such times as the Board is seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than close of business on the 120th day nor later than close of business on the 90th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or after such anniversary date, the stockholder’s notice must be delivered on or before 10 days after the day on which the date of the annual meeting is first disclosed in a public announcement. In addition, should our Board determine to call a special meeting of stockholders for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the applicable notice of meeting by delivering notice to the Secretary of the Company at the Company’s principal executive offices not earlier than close of business on the 120th day nor later than close of business on the 90th day prior to such special meeting, or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

As more fully set forth in Section 1.2 of our bylaws, any such notice described in the foregoing paragraph must include, among other things, (i) with respect to each nominee for election as a director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent to serve as a director if elected, and (B) certain information with respect to the relationship, if any, between such stockholder and the proposed nominee and any of their respective affiliates or associates; and (ii) with respect to the stockholder giving the notice, (A) such stockholder’s name and address, (B) certain information with respect to such stockholder’s beneficial ownership of the Company’s securities, (C) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14(a) of the Exchange Act; and (D) certain representations and certifications. Further updates and supplements to such notice may be required from the proposed nominee and/or such stockholder, in each case, as set forth in our bylaws. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 3181 Porter Drive, Palo Alto, California 94304.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met eight times during the last year. The audit committee met six times, the compensation committee met two times and the nominating and corporate governance committee met one time. Each Board member who served during 2015 attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at 3181 Porter Drive, Palo Alto, California 94304. The Corporate Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

During 2015, our compensation committee consisted of Dr. Cha and Messrs. Katkin and Nohra. None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

September 2014 and February 2015 Convertible Note Financing

On September 29, 2014 and February 19, 2015, we entered into convertible note purchase agreements with, and issued convertible promissory notes in an aggregate principal amount of $5.0 million and $4.0 million, respectively, to, certain entities holding 5% or more of our common stock and associated with certain members of our Board, in the principal amounts set forth below. Upon the closing of our initial public offering on April 14, 2015, each convertible promissory note automatically converted into a number of shares of our common stock equal to the quotient obtained by dividing the entire principal amount and accrued interest on such promissory note by 80% of the initial public offering price of $5.00 per share of our common stock. As a result of the conversion, ACP IV, L.P. received an aggregate of 757,336 shares of our common stock, InterWest Partners IX, L.P. received an aggregate of 832,314 shares of our common stock and entities affiliated with Vivo Ventures received an aggregate of 697,470 shares of our common stock.

Investor	September 2014 Note Principal Amount	February 2015 Note Principal Amount
ACP IV, L.P.(1)	$1,655,654	$1,324,523
InterWest Partners IX, L.P.(2)	1,819,568	1,455,654
Entities affiliated with Vivo Ventures(3)	1,524,778	1,219,823

Total	$5,000,000	$4,000,000

(1)	Guy P. Nohra, a member of our board of directors, is associated with ACP IV, L.P.
(2)	Reza Zadno, Ph.D., a member of our board of directors, is associated with InterWest Partners IX, L.P.
(3)	Albert Cha, M.D., Ph.D., a member of our board of directors, is associated with the entities affiliated with Vivo Ventures.

Participation in the Initial Public Offering

Certain of our existing institutional investors, including investors affiliated with certain of our directors, purchased an aggregate of 2,700,000 shares of our common stock in our initial public offering at the initial public offering price, for an aggregate purchase price of $13,500,000, and on the same terms as the shares that were sold to the public generally and not pursuant to any pre-existing contractual rights or obligations.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also maintain an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Registration Rights Agreement

Prior to our initial public offering in April 2015, we entered into an amended and restated registration rights agreement with purchasers of our preferred stock and warrants to purchase preferred stock, including entities with which certain of our directors are associated, that provides for certain rights relating to the registration of the shares of common stock that were issued to them upon conversion of their shares of preferred stock or warrants to purchase shares of preferred stock, as applicable, into shares of common stock in connection with the closing of our initial public offering. As of March 31, 2016, the holders of approximately 8.3 million shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act of 1933, as amended (the “Securities Act”). These rights will terminate no later than the seventh anniversary of the closing of our initial public offering or, with respect to any particular holder, at such time as all registrable securities of such holder may be sold during a single 90-day period under Rule 144 of the Securities Act.

Policies and Procedures for Transactions with Related Persons

We have adopted a written related person transaction approval policy that has governed the review of related person transactions since the closing of our initial public offering. Pursuant to this policy, if we want to enter into a transaction with a related person or an affiliate of a related person, our chief financial officer will review the proposed transaction to determine, based on applicable NASDAQ and SEC rules, if such transaction qualifies as a related person transaction. If our chief financial officer determines that the proposed transaction is a related person transaction, then the proposed transaction shall be submitted to the audit committee for pre-approval at the next regular or special audit committee meeting; if our chief financial officer, in consultation with our chief executive officer, determines that it is not practicable to wait until the next meeting of the audit committee, then our chief financial officer may submit the proposed transaction to the chairperson of the audit committee. In the event that our chief executive officer or chief financial officer becomes aware of a related person transaction that has not been previously approved or previously ratified under our related person transaction approval policy, the transaction, if ongoing, will be promptly submitted to the audit committee or the chairperson of the audit committee for consideration. If the transaction is already completed, the audit committee or the chairperson of the audit committee shall evaluate the transaction to determine if rescission of the transaction and/or any disciplinary action is appropriate.

DIRECTOR COMPENSATION

Director Compensation Policy

Our board of directors has adopted an independent director compensation policy which is designed to enable us to attract and retain, on a long-term basis, highly qualified independent directors.

For fiscal year 2015, in accordance with our director compensation policy, we paid our independent directors an annual retainer of $35,000. In addition, each independent director who serves as the chairperson of our audit committee, compensation committee or nominating and corporate governance committee will receive, for his or her service in such capacity, an additional annual retainer of $15,000, $10,000 or $7,500, respectively, and each other independent director who is a member of the audit committee, compensation committee or nominating and corporate governance committee will receive an annual retainer of $7,500, $5,000 or $3,750, respectively. We reimburse each non-employee member of our board of directors for reasonable out-of-pocket expenses incurred in connection with attending our board and committee meetings.

In addition, during 2015 Vivo Capital, LLC provided certain advisory and consulting services to us, and Dr. Cha is a managing member of Vivo Capital, LLC. In consideration for consulting services in 2015, we paid Vivo Capital, LLC $5,100.

In connection with our public offering, in August 2015, each of our directors who were not affiliated with any of our major investors at the time, Dr. Zadno and Messrs. Katkin, Basta, Clapper and Unkart, automatically received an initial award of an option to purchase 15,750 shares (for Dr. Zadno and Mr. Basta) or 29,000 shares (for Messrs. Katkin, Clapper and Unkart) of our common stock. Each such initial option grant will vest in equal monthly installments over the first three years following August 3, 2015, subject to the director remaining in service on the applicable vesting date. In addition, in April 2015, Dr. Zadno received an option to purchase 6,250 shares of our common stock, which will vest in equal monthly installments over the first three years following April 24, 2015, subject to Dr. Zadno remaining in service on the applicable vesting date. Beginning in 2016, directors who have served for at least the preceding six months will receive an annual grant of an option to purchase 22,000 shares on the day of and immediately following each annual meeting of our stockholders. Each annual option grant will be fully vested on the date of grant. Options granted will have an exercise price equal to the fair market value on the date of grant and will have a 10-year term. The directors’ stock option awards will become fully vested on a change in control of the Company.

2015 Director Compensation Table

The following table sets forth information for the year ended December 31, 2015 regarding the compensation awarded to, earned by or paid to our non-employee directors:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	All Other Compensation(2)($)	Total ($)
Reza Zadno, Ph.D.	31,875	89,450	—	121,325
Keith Katkin	32,811	114,546	—	147,357
Steve Basta	37,500	62,211	—	99,711
Dave Clapper	29,063	114,546	—	143,609
Edward Unkart	37,500	114,546	—	152,046
Guy Nohra	30,000	—	—	30,000
Albert Cha, M.D., PhD.	33,750	—	5,100	38,850
David Saul(3)	—	—	—	—

(1)

Amounts shown were computed in accordance with FASB ASC Topic 718 and exclude the value of estimated forfeitures. The assumptions used in the valuation of these awards are set forth in Note 13 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended

December 31, 2015. As of December 31, 2015, each of our non-employee directors held the following outstanding options awards (Messrs. Nohra and Saul and Dr. Cha did not hold any outstanding equity awards as of December 31, 2015):

Name	Shares Subject to Outstanding Option Awards
Reza Zadno, Ph.D.	22,000
Keith Katkin	56,039
Steve Basta	57,839
Dave Clapper	56,039
Edward Unkart	56,039

(2)	Amounts shown represent the cash paid by us to Vivo Capital, LLC for consulting services performance in fiscal year 2015. Dr. Cha is a managing member of Vivo Capital, LLC.
(3)	Mr. Saul was appointed to our board of directors in February 1, 2016, so he did not receive any compensation in fiscal year 2015.

EXECUTIVE OFFICERS

The following is biographical information for our current executive officers as of March 31, 2016.

Name	Age	Position(s)
Executive Officers
David M. Renzi	58	President, Chief Executive Officer and Director
John McKune	40	Vice President, Finance and Principal Accounting Officer
Marcee M. Maroney.	46	Vice President, Clinical Affairs

Executive Officers

See above under “Proposal No. 1 Election of Directors” for biographical information for David M. Renzi.

John McKune was appointed as our vice president of finance in April 2016. Mr. McKune initially joined us in August 2015 as our corporate controller and principal accounting officer. From January 2014 to July 2015, Mr. McKune served as corporate controller for View, a privately-held manufacturer of dynamic glass. From April 2012 to August 2013, Mr. McKune served as controller of Conceptus, a publicly-traded medical device manufacturer, which was acquired by Bayer Healthcare in June 2013. From June 2008 to April 2012, Mr. McKune served in several positions for Solyndra, a privately-held company in the energy industry, most recently as its corporate controller. From May 2003 to June 2008, Mr. McKune was with PricewaterhouseCoopers, most recently as an audit manager, where his responsibilities included managing financial statement audits of public and private companies. Mr. McKune graduated from Brigham Young University in 2001 with a bachelor of science degree in accounting and has been a California-licensed certified public accountant (CPA) since 2005.

Marcee M. Maroney has served as our vice president of clinical affairs since June 2008. Ms. Maroney joined us as vice president of marketing in February 2006. From April 2003 to February 2006, Ms. Maroney served as a group manager at Baxter Healthcare, a healthcare company. Ms. Maroney received a B.S. in Physiology and an M.S. in Immunology, both from San Jose State University.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or “NEOs.” As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2015 were as follows:

•	David Renzi, President and Chief Executive Officer;

•	Marcee Maroney, Vice President, Clinical Affairs; and

•	Premchandran Ramiya, Ph.D., Vice President, Pharmaceutical Development & Supply Chain.

Dr. Ramiya commenced his employment with us in July 2015 and ceased employment with us effective as of April 15, 2016. Each year, the compensation committee of our board of directors and our board of directors review and determine the compensation of our named executive officers.

Elements of Executive Compensation

As described further below, the compensation of our named executive officers consists of base salary, annual cash bonuses, equity awards and employee benefits that are made available to all salaried employees. Our named executive officers are also entitled to compensation and benefits upon certain terminations of employment and change in control transactions.

Base Salaries. Base salaries of our named executive officers are reviewed and approved annually by our compensation committee, and adjustments to base salaries are based on individual and corporate performance, anonymous private company compensation surveys, the rate of inflation, internal pay equity considerations and the experience of members of our compensation committee. We do not assign a specific weight to any single factor in making decisions regarding base salary adjustments. In determining base salary, our compensation committee uses each named executive officer’s current level of compensation as the starting point.

In August 2015, the compensation committee increased the base salary for Mr. Renzi to $415,000 from his 2014 base salary of $354,375. In October 2015, the compensation committee increased the base salary for Ms. Maroney to $288,000 from her 2014 base salary of $267,500. In connection with his commencement of employment in July 2015, Dr. Ramiya entered into an employment agreement with us providing for an annual base salary of $265,000.

Bonuses.

Sign-On Bonus. In connection with his commencement of employment, we agreed to pay Dr. Ramiya a one-time cash bonus of $13,000 in July 2015, pursuant to the terms of his employment agreement. No other NEO received any discretionary bonus from us in fiscal year 2015.

Annual Discretionary Cash Bonuses. Our named executive officers are eligible to receive a discretionary annual cash bonus upon the achievement of certain performance objectives. As with base salary, the target annual incentive compensation opportunity for Mr. Renzi was initially established through arm’s-length negotiations when he was hired, taking into account Mr. Renzi’s target bonus opportunity at his prior employer, anonymous compensation surveys and internal pay equity considerations, and his qualifications and experience. For 2015, the annual incentive compensation target for Mr. Renzi was 45% of his base salary. For 2015, the annual incentive compensation target for Ms. Maroney was 30% of her base salary. Similarly, in connection with his hire, Dr. Ramiya entered into a letter agreement that provides for an annual incentive compensation target of 30% of base salary. For Dr. Ramiya, any annual bonus earned for fiscal 2015 is to be pro-rated for his partial year of service.

Notwithstanding the establishment or achievement of annual corporate and departmental goals for our named executive officers’ annual bonuses, the compensation committee retains the discretion to alter the amount of any actual award, to account for unforeseen material developments. For each of any established performance goals, the compensation committee sets a target achievement level. There is no minimum or maximum achievement for each performance target, instead the compensation committee weighs the achievement, partial achievement or non-achievement for the performance targets overall as a group when deciding the overall achievement level.

In early 2016, the compensation committee reviewed our fiscal year 2015 company, departmental and individual performance with respect to determining bonuses to executive officers. Following its review and determinations, the compensation committee awarded 2015 cash bonuses to the NEOs of 34% for Mr. Renzi, and 23% for Ms. Maroney and Dr. Ramiya, which was equal to 75% of their target bonus amount.

Equity Awards. In August 2015, each of ours NEOs were granted options to purchase 276,506 (for Mr. Renzi), 60,831 (for Ms. Maroney) and 165,903 (for Dr. Ramiya) shares of our common stock. Mr. Renzi’s and Ms. Maroney’s options vest in equal monthly installments over 48 months, subject to the executive’s continued employment. Dr. Ramiya’s grant was in connection with his commencement of employment and vests as to one quarter of the shares on the first anniversary of his hire date and thereafter in equal monthly installments over the following 36 months, subject to Dr. Ramiya’s continued employment.

Stock option awards serve to align the interests of our named executive officers with our stockholders because no value is created unless the value of our common stock appreciates after grant. Stock option awards also encourage retention through the use of time-based vesting and the achievement of key strategic goals through the use of performance-based vesting. Pursuant to agreements with Mr. Renzi, Dr. Ramiya and Ms. Maroney, all or a portion of the executive’s stock option awards will vest automatically upon certain terminations of employment following certain change in control transactions. See “—Potential Payments Upon Termination or Change in Control” below for additional details about these agreements.

Benefits. We provide benefits to our named executive officers, which we believe to be competitive for our peer group. These benefits include participation in our 401(k) plan and health and welfare benefit coverage. These benefits are available to all of our salaried employees.

Agreements with our Named Executive Officers

Below are descriptions of the material terms of the employment and letter agreements with our named executive officers.

Employment Agreement with Mr. Renzi. We have entered into an executive employment agreement with Mr. Renzi, effective June 3, 2013. Pursuant to this agreement, Mr. Renzi is entitled to an annual base salary and is eligible to receive a target annual cash performance bonus of a certain percentage of base salary, based upon achievement of performance goals determined by the board of directors in consultation with Mr. Renzi. The employment agreement also includes an initial option award. Mr. Renzi is also entitled to certain severance and change-of-control benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.”

Letter Agreements with Dr. Ramiya and Ms. Maroney. We have entered into letter agreements with Dr. Ramiya, dated June 11, 2015, and Ms. Maroney, dated July 21, 2014. Pursuant to the letter agreements, each NEO is entitled to an annual base salary and is eligible to receive a target annual cash performance bonus of a certain percentage of base salary, based upon achievement of performance goals determined by the board of directors. For Dr. Ramiya, any annual bonus earned for fiscal 2015 is pro-rated for his partial year of service. Dr. Ramiya also received a one-time sign-on bonus equal to $13,000 in connection with his commencement of employment in July 2015. Dr. Ramiya and Ms. Maroney also received options to purchase shares of our common stock in connection with their commencement of employment. Dr. Ramiya and Ms. Maroney are also entitled to certain severance and change in control benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.”

Retirement Benefits

We do not maintain any qualified or non-qualified defined benefit plans or supplemental executive retirement plans that cover our named executive officers. Our 401(k) plan permits eligible employees to defer their annual eligible compensation subject to certain limitations imposed by the Internal Revenue Service. Our 401(k) plan does not provide for employer contributions.

Potential Payments Upon Termination or Change in Control

Each of our NEOs is party to an individual agreement that provides for certain severance benefits as described below.

Mr. Renzi, Dr. Ramiya and Ms. Maroney—Termination of Employment without Cause or for Good Reason. Pursuant to Mr. Renzi’s, Dr. Ramiya’s and Ms. Maroney’s employment or letter agreements, as applicable, if the executive’s employment is terminated by us without cause or by the executive for good reason (as such terms are defined in the executive’s employment agreement or letter agreement, as applicable), the executive will be entitled to (1) continued payment of the executive’s base salary for a period of 12 months (for Mr. Renzi) or 6 months (for Dr. Ramiya and Ms. Maroney) following such termination of employment, (2) payment of the executive’s COBRA premiums until the earliest of 12 months (for Mr. Renzi) or 6 months (for Dr. Ramiya and Ms. Maroney) following such termination of employment, the date on which he or she becomes eligible for group health insurance coverage through a new employer, or the date he or she ceases to be eligible for COBRA continuation coverage for any reason, and (3) accelerated vesting as to the portion of his or her stock options that would have vested in the 12-months (for Mr. Renzi) or 6-months (for Dr. Ramiya and Ms. Maroney) following such termination of employment had the executive remained employed with the Company. In the event of Dr. Ramiya’s or Ms. Maroney’s death during the 6-month severance period, the remainder of the severance benefits set forth above will be paid to his or her estate.

Notwithstanding the foregoing, the severance benefits for Dr. Ramiya and Ms. Maroney will immediately cease in the event that the executive obtains new full-time employment (or a full-time consulting or similar arrangement) within 6 months after the termination date, provided, however, that the Company will thereafter continue to pay the executive, through the 6-month severance payment period, the excess, if any, of the Company base salary on the date of termination over the base salary for the new employment relationship.

Mr. Renzi—Termination of Employment in Connection with a Change in Control. If Mr. Renzi’s employment is terminated by us without cause or by him for good reason (as such terms are defined in Mr. Renzi’s employment agreement) either three months prior to or within one year following the effective date of a change in control (as such term is defined in Mr. Renzi’s employment agreement), in addition to the benefits described above under “—Mr. Renzi, Dr. Ramiya and Ms. Maroney—Termination of Employment without Cause or for Good Reason,” all stock options held by such him will vest in full.

Dr. Ramiya and Ms. Maroney—Termination of Employment in Connection with a Change in Control. If Dr. Ramiya’s or Ms. Maroney’s employment is terminated by us without cause or by the executive for good reason (as such terms are defined in the executive’s letter agreement) within one year following the effective date of a change in control (as such term is defined in the executive’s letter agreement), in addition to the benefits described above under “—Mr. Renzi, Dr. Ramiya and Ms. Maroney—Termination of Employment without Cause or for Good Reason,” (1) all stock options held by such executive will vest in full, and (2) the executive will be eligible to receive a pro-rated bonus payment for the year in which his or her employment terminates, with such bonus amount to be based upon the achievement of the bonus objectives prior to such termination or resignation of employment. The executive will also be entitled to receive the full 6 months’ base salary continuation, regardless of whether he or she obtains new full-time employment (or a full-time consulting or similar arrangement).

Effective as of April 15, 2015, Dr. Ramiya’s employment with us was terminated and, in exchange for a general release of claims against us and our affiliates, we will provide Dr. Ramiya with those payments and benefits described above pursuant to his employment agreement in the section entitled “Mr. Renzi, Dr. Ramiya and Ms. Maroney—Termination of Employment without Cause or for Good Reason.”

Mr. Renzi, Dr. Ramiya and Ms. Maroney—Severance Subject to Release of Claims and Restrictive Covenants. Our obligation to provide our named executive officers with any severance payments or other benefits under his or her employment agreement or letter agreement, as applicable, is conditioned on the executive signing and not revoking a separation agreement and effective release of claims in our favor. Mr. Renzi is also subject to a 12-month post-termination non-solicitation of employees, independent contractor and consultants.

2015 Summary Compensation Table

The following table shows information regarding the compensation of our NEOs for services performed in the year ended December 31, 2015.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Option Awards($)(2)	Total($)
David Renzi.	2015	379,635	140,063	1,092,164	1,611,862
President and Chief Operating Officer	2014	384,271	143,522	—	527,793

Marcee Maroney	2015	272,625	64,800	240,275	577,700
Vice President, Clinical Affairs

Premchandran Ramiya, Ph.D.(3)	2015	132,500	42,813	655,296	830,609
Vice President, Pharmaceutical Development & Supply Chain

(1)	The amount reported in the Bonus column represents the annual cash discretionary bonuses earned by our NEOs pursuant to the achievement of certain company and individual performance objectives. For fiscal year 2015, these amounts were paid to the named executive officers in early 2016. In addition, for Dr. Ramiya, this amount also includes the $13,000 sign-on bonus he received pursuant to his employment agreement when he commenced employment with us in July 2015. Please see the descriptions of the bonuses paid to our NEOs in “Elements of Executive Compensation—Bonuses” above.
(2)	The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to our NEOs during 2015 as computed in accordance with ASC 718. The assumptions used in the valuation of these awards are set forth in Note 13 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2015. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the NEOs from the options.
(3)	Dr. Ramiya became our vice president, pharmaceutical development & supply chain, in July 2015; and his employment with us terminated effective as of April 15, 2016.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth specified information concerning unexercised stock options for each of the named executive officers outstanding as of December 31, 2015.

			Option Awards
	Vesting Commencement Date(1)		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name			Exercisable	Unexercisable
David Renzi	6/6/13		318,642	207,183	0.56	6/5/23
	8/1/15	(2)	23,041	253,465	6.91	8/3/25

Marcee Maroney	2/1/06	(3)	23,432	—	0.80	2/3/16
	1/7/07		1,000	—	0.80	12/15/16
	5/16/08		50,000	—	1.20	5/15/18
	9/1/09	(4)	14,500	—	0.96	12/10/19
	11/23/10	(2)	18,750	—	0.56	12/20/20
	12/7/12	(2)	20,413	15,876	0.56	3/4/23
	6/6/13	(2)	6,408	3,842	0.56	6/5/23
	11/1/14	(2)	5,419	14,581	7.00	10/31/14
	8/1/15	(2)	5,070	55,761	6.91	8/3/25

Premchandran Ramiya, Ph.D.	7/1/15		—	165,903	6.91	8/3/25

(1)	Except as otherwise indicated, the options vest and become exercisable to 25% of the shares subject to such option on the first anniversary of the vesting commencement date with the remaining 75% of the shares vesting monthly in substantially equal installments over the following 36 months, subject to the holder continuing to provide services to the company through each vesting date.
(2)	The option vests and becomes exercisable to in substantially equal installments over 48 months on each monthly anniversary of the vesting commencement date, subject to the holder continuing to provide services to the company through each vesting date.
(3)	The option vests and becomes exercisable to 20% of the shares subject to such option on the first anniversary of the vesting commencement date with the remaining 80% of the shares vesting monthly in substantially equal installments over the following 48 months, subject to the holder continuing to provide services to the company through each vesting date.
(4)	50% of the shares subject to the option are fully vested as of the vesting commencement date, and the remaining 50% of shares subject to the option vested in March 2013 upon achievement of certain performance-based vesting conditions.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 31, 2016 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each named executive officer as set forth in the summary compensation table above;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2016 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 26,332,494 shares of our common stock issued and outstanding on March 31, 2016. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Carbylan Therapeutics, Inc., 3181 Porter Drive, Palo Alto, California 94304.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
ACP IV, L.P.(2)	4,343,550	—	4,343,550	16.5%
InterWest Partners IX, L.P.(3)	4,619,195	—	4,619,195	17.5%
Franklin Advisers, Inc.(4)	1,447,000	—	1,447,000	5.5%
FMR LLC(5)	1,952,045	—	1,952,045	7.4%
T. Rowe Price Associates, Inc.(6)	2,685,000	—	2,685,000	10.2%
Entities affiliated with Vivo Ventures(7)	4,204,562	—	4,204,562	16.0%

Named Executive Officers and Directors:
David M. Renzi(8)	10,000	454,605	464,605	1.8%
Marcee Maroney(9)	—	141,272	141,272	*
Prem Ramiya(10)	—	63,203	63,203	*
Steven L. Basta(11)	—	41,976	41,976	*
Albert Cha, M.D., Ph.D.(12)	4,204,562	—	4,204,562	16.0%
David M. Clapper(13)	—	26,464	26,464	*
Keith A. Katkin(14)	—	26,464	26,464	*
Guy P. Nohra(15)	4,343,550	—	4,343,550	16.5%
Edward W. Unkart(16)	—	26,464	26,464	*
Reza Zadno, Ph.D. (17)	—	7,945	7,945	*
David Saul(18)	—	4,667	4,667	*
All 11 directors and executive officers as a group(19)	8,558,112	730,690	9,288,802	26.1%

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)	Represents shares of common stock held and options held by such individuals that were exercisable within 60 days of March 31, 2016. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after March 31, 2016.
(2)	As reported on Schedule 13D filed with the SEC on April 24, 2015. ACP IV, L.P. is a Delaware limited partnership, whose general partner is ACMP IV, LLC, a Delaware limited liability company. Mr. Nohra is a director of ACMP IV, LLC and he exercises shared voting and investment power with the other directors of ACMP IV, LLC with respect to the securities held by ACP IV, L.P. Each director of ACMP IV, LLC disclaims beneficial ownership of such securities, except to the extent of their pecuniary interest therein. The address for ACP IV, L.P. is One Embarcadero Center, Suite 3700, San Francisco, CA 94111.
(3)	As reported on Schedule 13D filed with the SEC on April 21, 2016. InterWest Partners IX, L.P. is a California limited partnership, whose general partner is InterWest Management Partners IX, LLC, a California limited liability company. Each managing director and venture member of InterWest Management Partners IX, LLC shares voting and investment power with respect to the securities held by InterWest Partners IX, L.P. and disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for InterWest Partners IX, L.P. is 2710 Sand Hill Road, Second Floor, Menlo Park, CA 94025.
(4)	As reported on Schedule 13G filed by Franklin Advisers, Inc., a California corporation (“Franklin Advisers”), with the SEC on February 4, 2016. Consists of securities beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc., a Delaware corporation (“Franklin Resources”), including Franklin Advisers. The principal stockholders of Franklin Resources are Charles B. Johnson and Rupert H. Johnson, Jr. (together, the “Principal Stockholders”), each of whom owns more than 10% of the outstanding common stock of Franklin Resources. Each of Franklin Resources and each of the Principal Stockholders may be deemed to beneficially own the securities with respect to which Franklin Advisers provides investment management services (the “Managed Shares”). Franklin Advisers has sole voting and investment power with respect to the Managed Shares. Each of Franklin Advisers, Franklin Resources and the Principal Stockholders disclaims any pecuniary interest in, and any beneficial ownership of, the Managed Shares. The address for Franklin Advisers is One Franklin Parkway, San Mateo, California 94403-1906.
(5)	As reported on Schedule 13G/A filed by FMR LLC, a Delaware limited liability company (“FMR”), with the SEC on April 11, 2016. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR has sole investment power with respect to such shares. The address for FMR is 245 Summer Street, Boston MA 02210.
(6)	As reported on Schedule 13G/A filed by T. Rowe Price Associates, Inc., a Maryland corporation (“Price Associates”), with the SEC on February 12, 2016. Consists of securities held by one or more registered investment companies for which Price Associates serves as investment advisor. Price Associates disclaims any pecuniary interest in such securities. Price Associates exercises sole investment power with respect to all, and sole voting power with respect to 268,200, of such securities. The address for Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.
(7)

As reported on Form 4/A filed with the SEC on April 24, 2015. Consists of (i) 4,173,986 shares of common stock held by Vivo Ventures Fund VI, L.P. and (ii) 30,576 shares of common stock held by Vivo Ventures VI Affiliates Fund, L.P. Vivo Ventures Fund VI, L.P., and Vivo Ventures VI Affiliates Fund, L.P. are Delaware limited partnerships, whose general partner is Vivo Ventures VI, LLC, a Delaware limited liability company. Dr. Cha is a managing member of Vivo Ventures Fund VI, LLC and exercises shared voting and investment power with the other managing members of Vivo Ventures VI, LLC with respect to the securities held by Vivo Ventures VI, L.P. and Vivo Ventures VI Affiliates Fund, L.P. Each managing member of Vivo Ventures VI, LLC hereby disclaims any beneficial ownership of any shares directly held by Vivo Ventures Fund VI, L.P. and Vivo Ventures VI Affiliates Fund, L.P., except to the extent of the pecuniary interest therein. The address Vivo Ventures Fund VI, L.P. and Vivo Ventures VI Affiliates Fund, L.P. is 575 High Street, Suite 201, Palo Alto, California 94301.
(8)	Consists of 454,605 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016.
(9)	Consists of 141,272 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016.
(10)	Consists of 63,203 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016, including 58,155 shares of common stock that may be acquired pursuant to the exercise of stock options that vested immediately upon the termination of Mr. Ramiya’s employment as our Vice President, Pharmaceutical Development & Supply Chain on April 15, 2016. See “Executive Compensation—Potential Payments Upon Termination or Change in Control.”
(11)	Consists of 41,976 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016.
(12)	Consists of the shares held of record by entities affiliated with Vivo Ventures listed above in footnote (7).
(13)	Consists of 26,464 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016.
(14)	Consists of 26,464 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016.
(15)	Consists of the shares held of record by ACP IV, L.P. listed above in footnote (2).
(16)	Consists of 26,464 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016.
(17)	Consists of 7,945 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016.
(18)	Consists of 4,667 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016.
(19)	Consists of 730,690 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2015, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Carbylan stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: 3181 Porter Drive, Palo Alto, California 94304 or (3) contact our Investor Relations manager, The Ruth Group, by telephone at (646) 536-7000. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Carbylan stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, 3181 Porter Drive, Palo Alto, California 94304.

By Order of the Board of Directors

David M. Renzi President and Chief Executive Officer

April      , 2016

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

CARBYLAN THERAPEUTICS, INC.

Carbylan Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is Carbylan Therapeutics, Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is March 26, 2004 under the name Sentrx Surgical, Inc. The Corporation filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation on December 19, 2012 under the name Carbylan Biosurgery, Inc. and a Certificate of Amendment on March 7, 2014 under the name Carbylan Therapeutics, Inc. The Corporation filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation on April 16, 2015.

THIRD: That the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment of the Corporation’s Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article V of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

The Corporation shall have authority to issue shares as follows:

100,000,000 shares of Common Stock, par value $0.001 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

5,000,000 shares of Preferred Stock, par value $0.001 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors without further action by the stockholders). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Amended and Restated Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each [four

A-1

(4) to ten (10)]* shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one (1) share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”

FOURTH: This Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this          day of                      , 201    .

David Renzi President and Chief Executive Officer

*These amendments approve the combination of any whole number of shares of Common Stock between and including four (4) and ten (10) into one (1) share of Common Stock. By these amendments, the stockholders would approve each of the seven amendments proposed by the Board of Directors. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board of Directors to be in the best interests of the Company and its stockholders. The other six proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board of Directors may also elect not to do any reverse split, in which case all seven proposed amendments will be abandoned. In accordance with the resolutions to be adopted by the stockholders, the Board of Directors will not implement any amendment providing for a different split ratio.

A-2

Important CARBYLAN Notice of Availability of Proxy THERAPEUTICS, Materials for the Annual Stockholder INC. Meeting of To Be Held On: June 14, 2016 at 9:30 a.m. the offices of Latham & Watkins LLP at 140 Scott Drive, Menlo Park, CA 94025 COMPANY NUMBER JOHN SMITH 1234 MAIN STREET ACCOUNT NUMBER APT. 203 NEW YORK, NY 10038 CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 06/03/16. Please visit http://www.astproxyportal.com/ast/20024/, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. 1. Election of three Class I Directors to hold office until the 2019 Annual 2. The ratification of the selection, by the audit committee of the Company’s board Meeting of Stockholders: of directors, of PricewaterhouseCoopers LLP as our independent registered NOMINEES: public accounting firm for the fiscal year ending December 31, 2016. Albert Cha, M.D., Ph.D. 3. The approval of a series of alternative amendments to the Company’s amended Guy P. Nohra and restated certificate of incorporation, to effect, at the discretion of the David J. Saul Company’s board of directors, a reverse stock of the Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of common stock. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. Please note that you cannot use this notice to vote by mail.

ANNUAL MEETING OF STOCKHOLDERS OF

CARBYLAN THERAPEUTICS, INC.

June 14, 2016

GO GREEN

20330300000000001000 2 061416

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Albert Cha, M.D., Ph.D.
○ Guy P. Nohra
○ David J. Saul

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF CARBYLAN THERAPEUTICS, INC. June 14, 2016 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20024/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. ————————— Please detach along perforated line and mail in the envelope provided. ———————— 20330300000000001000 2 061416 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of three Class I Directors to hold office until the 2019 Annual 2. The ratification of the selection, by the audit committee of the FOR AGAINST ABSTAIN Meeting of Stockholders: NOMINEES: Company’s as our independent board of directors, registered of public PricewaterhouseCoopers accounting firm for LLP the FOR ALL NOMINEES O O Albert Guy P. Cha, Nohra M.D., Ph.D. 3. fiscal The approval year ending of December a series of 31, alternative 2016. amendments to the WITHHOLD AUTHORITY O David J. Saul Company’s amended and restated certificate of incorporation, to FOR ALL NOMINEES effect, at the discretion of the Company’s board of directors, a (See FOR ALL instructions EXCEPT below) reverse stock of the Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of common stock. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please title as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

0 CARBYLAN THERAPEUTICS, INC. Annual Meeting of Stockholders June 14, 2016 at 9:30 A.M. Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints David M. Renzi and John McKune, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Carbylan Therapeutics, Inc., to be held on June 14, 2016 at 9:30 a.m. at the offices of Latham & Watkins LLP at 140 Scott Drive, Menlo Park, CA 94025. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be signed on the reverse side.) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

CARBYLAN THERAPEUTICS, INC.

June 14, 2016

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

20330300000000001000 2 061416

NOMINEES:
- ○ Albert Cha, M.D., Ph.D.
- ○ Guy P. Nohra
- ○ David J. Saul

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CARBYLAN ANNUAL MEETING THERAPEUTICS, OF STOCKHOLDERS OF INC. June 14, 2016 PROXY VOTING INSTRUCTIONS INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. COMPANY NUMBER MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON—You may vote your shares in person by attending ACCOUNT NUMBER the Annual Meeting. GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20024/ ————————— Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ———————— 20330300000000001000 2 061416 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of three Class I Directors to hold office until the 2019 Annual 2. The ratification of the selection, by the audit committee of the FOR AGAINST ABSTAIN Meeting of Stockholders: NOMINEES: Company’s board of directors, of PricewaterhouseCoopers LLP FOR ALL NOMINEES O Albert Cha, M.D., Ph.D. as our independent registered public accounting firm for the O Guy P. Nohra fiscal year ending December 31, 2016. WITHHOLD AUTHORITY O David J. Saul 3. The approval of a series of alternative amendments to the FOR ALL NOMINEES Company’s amended and restated certificate of incorporation, to effect, at the discretion of the Company’s board of directors, a (See FOR ALL instructions EXCEPT below) reverse stock of the Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of common stock. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please title as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full